SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 18, 2001

CROSS MEDIA MARKETING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-25435	13-4042921

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

461 Fifth Avenue, 19th Floor, New York, New York 10017
(Address of principal executive offices/Zip Code)

Registrant’s telephone number, including area code: (212) 457-1200

Former name, former address, and former fiscal year, if changed since last report: N/A

      Item 5. Other Events

      Cross Media Marketing Corporation announced today that it has executed a definitive agreement to acquire LifeMinders, Inc., an online direct marketer. For more information please see the press release attached as Exhibit 99.1 hereto.

Item 7. Financial Statements and Exhibits

      (c) Exhibits.

99.1	Press Release of Cross Media Marketing Corporation dated July 19, 2001.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Cross Media Marketing Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSS MEDIA MARKETING CORPORATION

Date: July 19, 2001	By: /s/ Ronald Altbach Ronald Altbach Chairman and Chief Executive Officer

EXHIBIT INDEX

Description

99.1	Press release of Cross Media Marketing Corporation dated July 19, 2001.